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[LOGO OF KPMG APPEARS HERE]

                                                                    Exhibit 24.2
                                                                    ------------

                               CONSENT OF KPMG LLP

The Stockholders and Board of Directors
DiamondCluster International, Inc.:

We consent to incorporation by reference in the registration statements
(No. 333-88155, 333-92213, 333-50834 and 333-47830) on Form S-8 of
DiamondCluster International, Inc. of our reports dated May 1, 2001, relating to the consolidated balance sheets of DiamondCluster International, Inc. and subsidiaries as of March 31, 2000 and 2001, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2001 and the related schedule, which reports appear in the March 31, 2001 annual report on Form 10-K of DiamondCluster International, Inc.



Chicago, Illinois
June 29, 2001





[LETTERHEAD OF KPMG APPEARS HERE]